Exhibit 10.3

MOREBANK

2004 INCENTIVE EQUITY COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of this 2004 Incentive Equity Compensation Plan (the “Plan”) for MoreBank is to promote the success and enhance the value of MoreBank by linking the personal interests of directors, employees, officers and executives of the Bank to those of Bank shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Bank. The Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract, and retain the services of directors. employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Bank’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE AND TERM

2.1 EFFECTIVE DATE. The Plan will be effective as of the date it is approved by the shareholders of the Bank (the “Effective Date”). No Awards shall be made prior to shareholder approval of this Plan.

2.2 TERM. Unless sooner terminated by the Board, the Plan shall terminate on the Plan Termination Date, and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect any Award that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Restricted Stock Award or Unrestricted Stock Award granted to a Participant under the Plan.

(b) “Award Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Award.

(c) “Bank” means MoreBank.

(d) “Board” means the Board of Directors of the Bank.

(e) “Cause” means actions of or failure to act by a Participant which would authorize the forfeiture of fringe benefits or other remuneration under his or her written contract of employment with the Bank or, if there is no written contract of employment, and with respect to non-employee Directors, (i) willful misconduct materially injurious to the Bank, (ii) dishonesty, (iii) the commission of a crime, or (iv) gross negligence of the Participant in the performance of his or her duties.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section l62(m) of the Code.

(i) “Director” means a member of the Board.

(j) “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(k) “Employee” shall mean an individual who is an employee of the Bank under general common law principles. An individual who is an “Employee,” as so defined, may also be a member of the Board or the Board of Directors of the Bank (but not a Non-Employee Director).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(m) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined in accordance with the requirements of Section 422 of the Code.

(n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Non-Employee Director” means a member of the Board who is not an Employee.

(p) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(q) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” means a person who, as a Director or an employee, officer, or executive of the Bank, has been granted an Award under the Plan, or who has been designated as eligible to make an election to defer compensation under this Plan.

(s) “Performance-Based Awards” means Stock Awards granted to selected Covered Employees pursuant to Article 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include, but shall not be limited to, one or more of the following: pre-or after-tax net earnings, sales growth, operating earnings, operating cash flow, working capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, Stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Bank performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Bank, or the financial statements of the Bank, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(w) “Plan Termination Date” means the date that is ten (10) years after the Effective Date.

(x) “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

(y) “Stock” means the common stock of MoreBank and such other securities of MoreBank that may be substituted for Stock pursuant to Article 11.

(z) “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award.

(aa) “Unrestricted Stock Award” means Stock granted to a Participant under Article 8 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE; BOARD APPROVAL. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. Notwithstanding any other provision of the Plan, during any period in which the Bank may be obligated to become a reporting company pursuant to the Exchange Act, either: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not participate in any action of the Committee with respect to any Award under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board’s approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Award. To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an “outside director” under Code Section 162(m) and the regulations issued thereunder. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Bank will pay all reasonable expenses of the Committee. The Board of Directors may designate the Bank’s Compensation Committee as the “Committee” hereunder provided the Compensation Committee meets these requirements.

4.2 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Amend, modify, or termination any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without Participant’s consent under any other provision of the Plan;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, including but not limited to, the determination of whether and to what extent any Performance Goals have been achieved; and

(l) Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 70,000 shares.

5.2 LAPSED AWARDS. To the extent that an Award terminates, is cancelled, expires, lapses or is forfeited for any reason, including, but not limited to, the failure to achieve any Performance Goals, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan; however, shares subject to an Award granted prior to the Effective Date may not again be available for the grant of an Award after the Plan Termination Date.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist in whole or in part of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY. Employees and Non-Employee Directors shall be potentially eligible to receive Awards under the Plan. In making determinations regarding the potential eligibility of any Employee or Non-Employee Director, the Board may take into account the nature of the services rendered by such Employee or Non-Employee Director, their present and potential contributions to the Bank’s success and such other factors as the Committee in its discretion shall deem relevant.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be the Fair Market Value as of the date of grant.

(b) TERM OF OPTION. No Option shall be exercisable after the date that is 10 years from the date it is granted.

(c) TIME AND CONDITIONS OF EXERCISE. Except as provided herein, the Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. An Option will lapse immediately if a Participant’s employment or service as a Director is terminated for Cause.

(d) TRANSFERABILITY. Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options (but not Incentive Stock Options) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Section 7.1(d). Options which are transferred pursuant to this Section 7.1(d) shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant (for example, such Options shall terminate automatically, upon the termination of employment or service as a Director of the Participant for Cause).

(e) PAYMENT. An Option shall be exercised by giving a written notice to the Chief Executive Officer of the Bank stating the number of shares of Stock with respect to which the Option is being exercised and containing such other information as the Committee may require and by tendering payment therefore with a cashier’s check, certified check, or with existing holdings of Stock held for more than six months. In addition, if the terms of an Option so provide, the optionee may pay the exercise price by directing the Bank to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Option’s exercise price, or the applicable portion of the Option’s exercise price if the Option is not exercised in full. The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above.

(f) EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement. The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees of the Bank or “subsidiary corporations” with respect to the Bank, within the meaning of Section 424 of the Code, and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules, which in case of conflict shall control over other provisions of this Plan that might otherwise be applicable.

(a) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(b) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Bank only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

7.3 SPECIAL PROVISION FOR EARLY EXERCISE OR FORFEITURE OF STOCK OPTIONS. Notwithstanding any other provision of this Plan or the terms of any Option, in the event the Bank’s primary federal banking regulator shall have notified the Bank in writing that the Bank’s capital has fallen below minimum requirements and directs the Bank in writing to do so, the Bank shall be entitled, by written notice, to notify holders of outstanding, unexercised Options to exercise their Options within a stated

period (not less than 30 days) or else forfeit their Option rights. If in such circumstances the Bank so notifies a holder of an Option and the holder does not exercise the Option within the period stated in the Bank’s notice, the Option shall automatically expire and the holder shall be deemed to have forfeited all rights under the Option.

ARTICLE 8

STOCK AWARDS

8.1 GRANT OF STOCK. The Committee is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All such Awards shall be evidenced by an Award Agreement.

8.2 ISSUANCE AND RESTRICTIONS. An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Committee. Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Committee may impose. These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service as a Director during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

8.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Bank may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 PURPOSE. The purpose of this Article is to provide the Committee the ability to qualify the Awards under Article 8 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article shall control over any contrary provision contained in Article 8.

9.2 APPLICABILITY. This Article shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Awards other than Performance-Based Awards to Covered Employees that do not satisfy the requirements of this Article. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Bank or any division or business unit thereof or to particular Participants or other individuals.

9.4 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Bank on the last day of the Performance Period to be eligible for a Performance-Based Award for such Performance Period. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 SHAREHOLDER APPROVAL. The Board shall disclose to the shareholders of the Bank the material terms of any Performance-Based Award, and shall seek approval of the shareholders of the Performance-Based Award before any Stock is transferred to a Participant, or before any restrictions with respect to same lapse, pursuant to the Award. The Committee shall certify that the Performance Goals with respect to any Performance-Based Award have been achieved before any Stock is transferred to a Participant, or before any restrictions with respect to same lapse. Such disclosure, approval and certification shall be effected in accordance with the requirements of Section 162(m)(4)(C) of the Code.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buyout any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

10.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

10.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Bank, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Bank; provided, however, that the foregoing shall not be deemed to imply any obligation of the Bank to lend against or accept a lien or pledge of any Award for any reason. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Committee, in its discretion, may permit a Participant to make a gratuitous transfer of an Award that is not an Incentive Stock Option to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

10.5 BENEFICIARIES. Notwithstanding Section 10.4, a Participant may, if and to the extent, and in such manner as may be determined by the Committee from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Committee from time to time, provided the change or revocation is filed with the Committee.

10.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary the Bank shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable law, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 GENERAL.

(a) SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards shall be appropriately adjusted. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

(b) OUTSTANDING AWARDS–INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Bank, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Bank, the Committee shall proportionately adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c) OUTSTANDING AWARDS–CERTAIN MERGERS. Subject to any required action by the shareholders of the Bank, in the event that the Bank shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d) OUTSTANDING AWARDS–CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Bank, (ii) a sale of all or substantially all of the Bank’s assets, (iii) a merger or consolidation involving the Bank, or any other reorganization transaction (including without limitation the formation of a holding company for the Bank) in which the Bank is the surviving corporation but the holders of share of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise of such Award; or

(2) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option, a restricted or unrestricted stock award or a performance-based award with respect to, as appropriate, some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, stock award or performance-based award or the number of shares or amount of-property subject to the option, stock award or performance-based award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award, or any combination thereof.

(e) OUTSTANDING AWARDS–OTHER CHANGES. In the event of any other change in the capitalization of the Bank or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) NO ADDITIONAL SHAREHOLDER APPROVAL REQUIRED IN CERTAIN CASES. Except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require additional shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Bank’s shareholders.

(g) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Bank or any other corporation. Except as expressly provided in the Plan, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the affirmative vote of the holder of a majority of the shares of each class of voting stock of the Bank, make any amendment which would (i) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (ii) except strictly as and to the extent provided in this Plan and permitted by applicable law, increase the maximum number of shares of Stock for which Awards may be granted under the Plan, (iii) amend the formula for determination of the exercise price of Options, (iv) extend the term of the Plan, and (v) amend the requirements as to the employees eligible to receive Awards; and further provided that no other amendment shall be made without shareholder approval to the extent shareholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

12.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13

GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Bank nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Bank unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3 WITHHOLDING. The Bank shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Bank, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. A Participant may elect to have the Bank withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fall’ Market Value equal to the minimum statutory amount necessary to satisfy the Bank’s applicable federal, state, local and foreign income and employment tax withholding obligations.

13.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Bank or any of its affiliates or subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Bank.

13.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Bank and any of its applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bank’s or any of its applicable subsidiaries’ Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Bank or any of its applicable subsidiaries may have to indemnify them or hold them harmless.

13.6 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

13.7 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Bank to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Bank shall be under no obligation to register, under the Securities Act of 1933, as amended, or any other federal or state securities laws, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, or applicable state laws, the Bank may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.8 GOVERNING LAW. The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.